Exhibit 1.1

Execution Version

NORWEGIAN CRUISE LINE HOLDINGS LTD.

36,363,636 Ordinary Shares
(par value $0.001 per Ordinary Share)

Underwriting Agreement

May 5, 2020

Goldman Sachs & Co. LLC

as Representative of the several

Underwriters listed

in Schedule A hereto

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Norwegian Cruise Line Holdings Ltd., a Bermuda exempted company (“Holdings”), confirms its agreement (the “Agreement”) with Goldman Sachs & Co. LLC and the several underwriters named in Schedule A hereto (each an “Underwriter” and together, the “Underwriters”), for whom Goldman Sachs & Co. LLC has agreed to act as representative (the “Representative”), with respect to the issue by Holdings and the subscription by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of an aggregate of 36,363,636 ordinary shares, par value $0.001 per share (the “Ordinary Shares”) (the “Firm Shares”), and, at the election of the Underwriters, the subscription for up to 5,454,545 of additional Ordinary Shares (the “Option Shares”) for the sole purpose of covering sales of Ordinary Shares in excess of the number of Firm Shares. The Firm Shares and the Option Shares are herein referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

Concurrently with the offering of the Shares contemplated hereby, NCL Corporation Ltd. (“NCLC”) is offering $675 million aggregate principal amount of its 12.25% senior secured notes due 2024 (the “Senior Secured Notes”) and NCLC is offering $750 million aggregate principal amount of its 6.00% exchangeable senior notes due 2024 (or up to $862.5 million aggregate principal amount if the initial purchasers exercise in full their option to purchase additional exchangeable senior notes) (the “Exchangeable Notes”). In addition, Holdings and NCLC agreed to enter into an investment agreement with an affiliate of L Catterton (the “Private Investor”), pursuant to which NCLC agreed to sell and issue to the Private Investor up to $400 million in aggregate principal amount of exchangeable senior notes due 2026 (the “Private Exchangeable Notes Transaction”). The offerings of the Shares, the Senior Secured Notes and the Exchangeable Notes and the Private Exchangeable Notes Transaction are herein referred to as the “Transactions.”

Holdings has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-237999) under the Act, including a prospectus relating to the Shares, which registration statement incorporates by reference documents which Holdings has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission in accordance with the Act. Such registration statement, as so amended, has become effective under the Act.

Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the Effective Time.

Except where the context otherwise requires, “Prospectus,” as used herein, means the final prospectus supplement to the Base Prospectus, together with the Base Prospectus, relating to offering of the Shares, filed by Holdings with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by Holdings to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Any reference herein to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of the Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement:

“Applicable Time,” as used herein, means 5:00 P.M., New York City time, on May 5, 2020, or such other time as agreed by Holdings and the Underwriters.

“Base Prospectus,” as used herein means, the base prospectus filed as part of such Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares.

“business day” means a day on which the Commission’s office in Washington, D.C. is open for business.

“Covered Free Writing Prospectuses,” as used herein, means (i) each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Act), if any, relating to the Shares, which is not a Permitted Free Writing Prospectus and (ii) each Permitted Free Writing Prospectus.

“Disclosure Package,” as used herein, means, collectively, the pricing information set forth on Schedule B attached hereto, the Base Prospectus, each Preliminary Prospectus, as amended and supplemented, immediately prior to the Applicable Time, the Incorporated Documents, and all Permitted Free Writing Prospectuses if any, considered together.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto under the heading “Permitted Free Writing Prospectuses”. The Underwriters have not offered or sold and will not offer or sell, without Holdings’ consent, any Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.

“Preliminary Prospectus,” as used herein, means any preliminary prospectus (including any preliminary prospectus supplement) relating to the offering of the Shares pursuant to this Agreement that is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Testing-the-Waters Communication,” as used herein, means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication.”

The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

Holdings and each of the Underwriters agree as follows:

1.             Issue and Subscription.

(a)               Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, Holdings agrees to issue to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to subscribe for the number of Firm Shares set forth opposite its name in Schedule A attached hereto at a subscription price of $10.615 per share. Holdings is advised by you that the Underwriters intend (i) to make a public offering of the Shares as soon as advisable after the effective date of the Registration Statement and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine. In the event and to the extent that the Underwriters shall exercise the election to subscribe for Option Shares as provided below, Holdings agrees to issue to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to subscribe for, at the subscription price per share set forth in this clause (a) (provided that the subscription price per Option Share shall be reduced by an amount per share equal to any dividends or distributions declared by Holdings and payable on the Firm Shares but not payable on the Option Shares), that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction, the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to subscribe for as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the maximum number of Option Shares that all of the Underwriters are entitled to subscribe for hereunder.

(b)               Holdings hereby grants to the Underwriters the right to, at their election, subscribe for up to 5,454,545 Option Shares, at the subscription price per share set forth in clause (a) above, for the sole purpose of covering sales of Ordinary Shares in excess of the number of Firm Shares, provided that the subscription price per Option Share shall be reduced by an amount per share equal to any dividends or distributions declared by Holdings and payable on the Firm Shares but not payable on the Option Shares. Any such election to subscribe for Option Shares may be exercised only by written notice from you to Holdings, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Shares to be subscribed for and the date on which such Option Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 2 hereof) or, unless you and Holdings otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

2.           Payment and Delivery. Payment of the subscription price for the Shares shall be made by the several Underwriters to Holdings by Federal Funds wire transfer to an account specified thereby, against book-entry delivery of the Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Electronic transfer of the Shares shall be made to you at the time of subscription in such names and in such denominations as you shall specify. The time and date of delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May 8, 2020 or such other time and date as the Representative and Holdings may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to subscribe for such Option Shares, or such other time and date as the Representative and Holdings may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Option Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

In addition, in the event that any or all of the Option Shares are subscribed for by the Underwriters, payment of the subscription price for, and delivery of certificates or security entitlements for, such Option Shares shall be made at the below-mentioned offices, or at such other place as shall be agreed upon by the Representative and Holdings, on each Time of Delivery as specified in the notice from the Representative to Holdings.

Deliveries of the documents described in Section 7 hereof with respect to the subscription for the Shares shall be made at 9:00 A.M., New York City time, on the applicable date of the closing of the subscription for the Shares.

3.              Representations and Warranties of Holdings. Holdings represents and warrants to and agrees with each of the Underwriters that:

(a)               the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to Holdings’ knowledge, are contemplated by the Commission;

(b)               as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and the conditions to the use of Form S-3 in connection with the offering and issue of the Shares as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act) and has been filed with the Commission not earlier than three years from the date hereof; Holdings has not received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the automatic shelf registration statement form; as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, Holdings is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Registration Statement meets, and the offering and issue of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5) under the Act) and, as of the Effective Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time and as of each Time of Delivery, the Preliminary Prospectus complied and will comply in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Covered Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each Covered Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date and as of each Time of Delivery in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission and as of each Time of Delivery the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Holdings makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through you to Holdings expressly for use in the Registration Statement, the Disclosure Package or the Prospectus; each Incorporated Document, as of its date, as of the Applicable Time and as of each Time of Delivery, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)               prior to the execution of this Agreement, Holdings has not, directly or indirectly, offered or issued any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or issue of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; Holdings has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither Holdings nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and issue of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; Holdings is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary under the circumstances that Holdings be considered an “ineligible issuer”;

(d)               as of the date of this Agreement, Holdings has (i) an authorized share capital as set forth in the section of the Registration Statement, the Disclosure Package and the Prospectus entitled “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and (ii) an outstanding share capital as set forth in the Disclosure Package, and, as of each Time of Delivery, Holdings shall have (i) an authorized share capital as set forth in the section of the Registration Statement, the Disclosure Package and the Prospectus under the caption entitled “Description of Share Capital” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) and (ii) an outstanding share capital as set forth in the Disclosure Package (subject, in each case, to the subsequent issuance of Ordinary Shares upon exercise of options of Holdings or the delivery of Ordinary Shares subject to restricted share units (“RSUs”) (including, in each case, by way of “net” or “cashless” exercise) disclosed as outstanding in the Disclosure Package and the grant of options and RSUs under existing or contemplated equity or employee share purchase/subscription plans or incentive plans described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus or the Prospectus and the subsequent issuance of Ordinary Shares upon exercise or delivery thereof); and all of the issued and outstanding shares, including the Ordinary Shares, of Holdings have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading subject to notice of issuance;

(e)               Holdings (i) has been duly incorporated and is validly existing as a corporation in good standing (where such concept is legally relevant) under the laws of Bermuda, (ii) has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and (iii) has full corporate power and authority to execute and deliver this Agreement (except, in the case of clause (ii) where the failure to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Holdings and the Subsidiaries (as defined below) taken as a whole (“Material Adverse Effect”));

(f)                Holdings is duly qualified to do business as a foreign corporation and is in good standing (where such concept is legally relevant) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(g)               Holdings has no subsidiaries (as defined under the Act) other than the entities listed on Annex A (collectively, the “Subsidiaries”) and any Dormant Subsidiary; all outstanding share capital (except, in the case of certain foreign subsidiaries, for director’s qualifying shares) or membership interests of the Subsidiaries (other than any Dormant Subsidiary) are owned by Holdings either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than (x) liens, encumbrances and restrictions imposed in connection with the existing senior secured credit facilities or permitted thereunder, (y) as described in the Prospectus, or (z) permitted by the Act and state securities or “blue sky” laws of certain jurisdictions); other than the capital stock of the Subsidiaries (and any Dormant Subsidiary), Holdings does not own, directly or indirectly, any ordinary shares or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the organizational documents of Holdings and each Subsidiary (other than a Dormant Subsidiary) and all amendments thereto have been delivered to you, and no changes therein will be made on or after the date hereof through and including such Time of Delivery; each Subsidiary (other than any Dormant Subsidiary) has been duly organized and is validly existing in good standing (or the functional equivalent) under the laws of the jurisdiction of its organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as and to the extent described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to have been duly organized, to be validly existing, to be in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is duly qualified to do business as a foreign entity and is in good standing (or the functional equivalent) in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all the outstanding membership interests or shares of capital stock, as applicable, of Holdings and each of the Subsidiaries (other than any Dormant Subsidiary) have been duly authorized and validly issued, if applicable, are fully paid and nonassessable and were not issued in violation of any preemptive right, resale right, right of refusal or similar right and are owned by Holdings subject to no security interest, other encumbrance or adverse claims other than in connection with the existing senior secured credit facilities or as set forth in the Registration Statement, the Disclosure Package and the Prospectus; and no options, warrants or other rights to purchase or subscribe for, agreements or other obligations to issue or other rights to convert any obligation into share capital or ownership interests in the Subsidiaries (other than any Dormant Subsidiary) are outstanding; as used herein, the term “Dormant Subsidiary” means any subsidiary of Holdings that owns assets and has annual revenues of $5 million or less or is dormant or otherwise inactive;

(h)               the Shares to be issued by Holdings pursuant hereto have been duly and validly authorized and issued and are and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid, non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares to be issued by Holdings pursuant hereto when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to Bermuda law or Holdings’ memorandum of association or bye-laws or any agreement or other instrument to which Holdings is a party except as otherwise set forth in the Registration Statement, Disclosure Package and the Prospectus;

(i)                 the share capital of Holdings conforms in all material respects to the description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus;

(j)                 this Agreement has been duly authorized, executed and delivered by Holdings;

(k)               neither Holdings nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its memorandum of association or bye-laws (or any other equivalent organizational documents), or (B) any indenture, mortgage, deed of trust, lease, contract, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its properties are subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange (the “NYSE”), or (E) any decree, judgment or order applicable to it or any of its properties, other than, in the cases of clauses (B), (C), (D) and (E), such breaches, violations, defaults, or events that would not reasonably be expected to have a Material Adverse Effect;

(l)                 the execution, delivery and performance of this Agreement, the issuance of the Shares to be issued by Holdings pursuant hereto and the consummation of the transactions contemplated hereby, will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of Holdings or any of the Subsidiaries pursuant to) (A) the memorandum of association or bye-laws or any other equivalent organizational documents of Holdings or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, note agreement, loan agreement, lease, contract or other agreement or instrument to which Holdings or any of the Subsidiaries is a party or bound or to which any of their property is subject, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) having jurisdiction over Holdings, any of its Subsidiaries or any of its properties, or (E) any decree, judgment or order applicable to Holdings or any of the Subsidiaries or any of their respective properties, other than in the cases of clauses (B), (C), (D) and (E), such breaches, violations, defaults, events, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(m)             no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE or the Bermuda Monetary Authority) with respect to Holdings or the Subsidiaries, or approval of the shareholders of Holdings, is required in connection with the issuance of the Shares to be issued by Holdings pursuant hereto or the consummation of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) routine informational filings required by applicable law or (v) as shall have been obtained or made prior to such Time of Delivery;

(n)               except as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause Holdings to issue to it any Ordinary Shares, any other shares in the capital of Holdings or other equity interests of Holdings, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase or subscribe for any Ordinary Shares, any other shares in the capital of Holdings or other equity interests in Holdings, (iii) no person has the right to act as an underwriter or as a financial advisor to Holdings in connection with the offer of the Shares, and (iv) no person has the right, contractual or otherwise, to cause Holdings to register under the Act any Ordinary Shares, any other shares in the capital of Holdings or other equity interests in Holdings, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(o)               each of Holdings and the Subsidiaries possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of Holdings or any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement (excluding exhibits thereto), the Disclosure Package or the Prospectus;

(p)               except as otherwise set forth in the Registration Statement, Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Holdings, threatened to which Holdings or any of the Subsidiaries or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to Holdings or any Subsidiary, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q)               PricewaterhouseCoopers LLP, who have audited certain financial statements of Holdings and its consolidated Subsidiaries and delivered their reports with respect to the audited consolidated financial statements of Holdings as of and for the year ended December 31, 2019 included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent auditors with respect to Holdings within the meaning of the Act and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder;

(r)                the consolidated historical financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement, present fairly in all material respects the consolidated financial position of Holdings and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of Holdings and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; and the financial data set forth under the caption “Summary—Summary Consolidated Financial Data” in the Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated in the Disclosure Package and the Prospectus, the information included therein and have been prepared and compiled on a consistent basis with the audited financial statements included or incorporated by reference therein (where applicable and except as otherwise noted therein);

(s)                except as disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, each share option granted under any share option plan of Holdings or any Subsidiary (each, a “Share Option Plan”) was granted with a per share exercise price no less than the fair market value per Ordinary Share on the grant date of such option, which is determined under Holdings’ share option plans to be the closing sales price for Holding’ Ordinary Shares on the grant date, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Share Option Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of Holdings duly authorized by the board of directors or authorized committee thereof to make such grants) of Holdings or such Subsidiary, as applicable, and (iii) has been properly accounted for in Holdings’ financial statements in accordance with GAAP and disclosed in Holdings’ filings with the Commission;

(t)                 subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of Holdings and the Subsidiaries taken as a whole, (ii) any transaction which is material to Holdings and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by Holdings or any Subsidiary, which is material to Holdings and the Subsidiaries taken as a whole, (iv) any material change in the share capital or outstanding indebtedness of Holdings or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital of Holdings or any Subsidiary;

(u)               [Reserved];

(v)               neither Holdings nor any Subsidiary is, and, after giving effect to the offering and issuance of the Shares, none of them will be, an “investment company” or an entity “controlled” by an “investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and based on the current and currently anticipated method of operation of Holdings and its Subsidiaries, Holdings should not be a passive foreign investment company (as such term is defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”)) for the 2019 taxable year and for the foreseeable future;

(w)             (i) Holdings and each of the Subsidiaries have good and marketable title to all properties and assets owned by it, free and clear of all liens, encumbrances and defects except for such liens, encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made by such property by Holdings and each of the Subsidiaries; and (ii) Holdings and each of the Subsidiaries owns or leases all such real properties as are necessary to the conduct of its respective operations as currently conducted; except in the case of each of clauses (i) and (ii) as would not reasonably be expected to have a Material Adverse Effect;

(x)               Holdings and each of the Subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus, to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, (i) Holdings and its Subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of Holdings, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party challenging Holdings’ or its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the knowledge of Holdings, threatened action, suit, proceeding or claim by any third party that Holdings or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party;

(y)               except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) no labor problem or dispute with the employees of Holdings or any of its Subsidiaries exists or, to the knowledge of Holdings, is threatened and (ii) (A) the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by Holdings and/or one or more of its Subsidiaries that is subject to Section 302 of ERISA; (B) each of Holdings and each of the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (C) each pension plan and welfare plan established or maintained by Holdings and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (D) none of Holdings or any of its Subsidiaries has incurred or, except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA;

(z)               Holdings and its Subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement (excluding exhibits thereto), the Disclosure Package and the Prospectus;

(aa)            Holdings and each of the Subsidiaries have (i) filed all non-U.S. and U.S. federal, state and local tax returns that are required to be filed (taking into account valid extensions), except in any case in which the failure so to file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (ii) have paid all taxes required to have been paid by them (including in their capacity as a withholding agent) and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(bb)           Holdings and each of the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses as Holdings reasonably deems adequate, including protection and indemnity and business interruption insurance; such insurance is in amounts and insures against such reasonably foreseeable losses and risks to an extent which is in accordance with customary industry practice to protect Holdings and its Subsidiaries and their respective businesses; and neither Holdings nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be reasonably necessary to continue its business, except which, in the case of clause (i) or (ii) above, would not, individually or in the aggregate, have a Material Adverse Effect;

(cc)            neither Holdings nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by Holdings or any Subsidiary or, to the knowledge of Holdings, any other party to any such contract or agreement except for any termination or non-renewal as would not have a Material Adverse Effect;

(dd)           Holdings and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee)            Holdings maintains disclosure controls and procedures (such term as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to Holdings and its subsidiaries is made known to Holding’s management by others within those entities; and such disclosure controls and procedures are effective to provide reasonable assurance that the information required to be disclosed by Holdings is reported within the time periods required by the SEC;

(ff)              neither Holdings nor any of the Subsidiaries are aware of any material weakness in their internal controls over financial reporting;

(gg)           the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of Holdings have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; Holdings, the Subsidiaries and Holdings’ directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder;

(hh)           no “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) or presentation of market-related or statistical data contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(ii)              neither Holdings nor any of the Subsidiaries or, to the knowledge of Holdings, any director, officer, employee, agent or other person associated with or acting on behalf of Holdings or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom; or (iv) made any bribe, rebate, payoff, influence payment kickback or other unlawful payment;

(jj)              the operations of Holdings and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving Holdings or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Holdings, threatened;

(kk)           neither Holdings nor any of the Subsidiaries or, to the knowledge of Holdings, any director, officer, agent, employee or affiliate of Holdings or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and Holdings will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person that at the time of such financing is subject to any U.S. sanctions administered by or enforced by such authorities;

(ll)              no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to Holdings or any other Subsidiary of Holdings, from making any other distribution on such Subsidiary’s capital stock or membership interests, from repaying to Holdings or any other Subsidiary of Holdings any loans or advances to such Subsidiary from Holdings or any other Subsidiary of Holdings or from transferring any of such Subsidiary’s property or assets to Holdings or any other Subsidiary of Holdings, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

(mm)      all dividends and other distributions declared and payable on the share capital of Holdings, now or in the future, (i) may, under the current laws and regulations of Bermuda, be paid in United States Dollars that may be freely transferred out of Bermuda; (ii) are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda or, except as disclosed in the Prospectus, of the United Kingdom; and (iii) under such current laws and regulations are or will be otherwise free and clear of any other tax, withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization or order in Bermuda;

(nn)           Holdings has not received any notice from the NYSE regarding the delisting of the Ordinary Shares from the NYSE;

(oo)           except pursuant to this Agreement and as contemplated under the Transactions, neither Holdings nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(pp)           neither Holdings nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings or any Subsidiary to facilitate the sale or resale of the Shares;

(qq)           to the knowledge of Holdings, there are no affiliations or associations between (i) any member of FINRA and (ii) Holdings or any of its officers, directors or 5% or greater security holders or any beneficial owner of unregistered equity securities of Holdings that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement (No. 333-237999) was initially filed by Holdings with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Preliminary Prospectuses and the Prospectus;

(rr)              it is not necessary under the laws of any jurisdiction in which Holdings is organized or does business that any of the holders of the Shares be licensed, qualified or entitled to carry on business in any such jurisdiction by reason of the execution, delivery, performance or enforcement of this Agreement;

(ss)             Holdings has the power to submit and has taken all necessary corporate action to submit to the jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York (a “New York Court”);

(tt)              subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for Holdings, a holder of Shares, and each Underwriter are each entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of Holdings for the enforcement of their respective rights under this Agreement and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction, other than the requirement to post a bond or guarantee with respect to court costs and legal fees;

(uu)           subject to such qualifications and assumptions as are set forth in the opinion of relevant local counsel for Holdings, the courts of the jurisdiction of formation and domicile of Holdings will recognize and enforce a judgment obtained against Holdings in a New York Court in an action arising out of or in connection with this Agreement, in each case, without reconsidering the merits thereof;

(vv)           the interactive data in eXtensible Business Reporting Language included as an exhibit to or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(ww)       there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed by any governmental authority required under applicable law to be paid in connection with the execution and delivery of this Agreement, the issuance hereunder by Holdings of the Shares or the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Prospectus other than all such taxes, duties or other similar fees or charges imposed by any jurisdiction outside the United States in which the Holdings or any respective successor is organized or resident for tax purposes or any jurisdiction in which a paying agent for the Shares is located; and

(xx)           except as would not reasonably be expected to have a Material Adverse Effect, Holdings’ and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all respects as required in connection with the operation of the business of Holdings and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Holdings and Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of Holdings, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. Holdings and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

In addition, any certificate signed by any officer of Holdings or any of the Subsidiaries and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by Holdings or such Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4.                  Certain Covenants of Holdings. Holdings agrees:

(a)               to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and issue under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that Holdings shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and issue of the Shares); and to promptly advise you of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Shares for offer or issue in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)               to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if Holdings shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the issue of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, Holdings will prepare, at its expense, promptly upon reasonable request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)               if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement to be filed with the Commission and become effective before the Shares may be issued, Holdings will use its best efforts to cause such post-effective amendment to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and Holdings will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment has become effective, and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which Holdings agrees to file in a timely manner in accordance with such Rules);

(d)               if, at any time during the period when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any issue of Shares, the Registration Statement shall cease to comply with the requirements of the Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission or the Registration Statement shall cease to be an “automatic shelf registration statement” (as defined in Rule 405 under the Act) or Holdings shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify the Representative, (ii) promptly file with the Commission a new registration statement under the Act, relating to the Shares, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Act as soon as practicable, (iv) promptly notify the Representative of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and issue of the Shares to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e)               to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Disclosure Package and the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall have objected as soon as reasonably practicable in writing;

(f)                subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by Holdings with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any issue of Shares; and to promptly notify the Representative of such filing;

(g)               to pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act;

(h)               to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any issue of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at Holdings’ expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i)                 to make generally available to its security holders, and to deliver to you, an earnings statement of Holdings which will satisfy the provisions of Section 11(a) of the Act and Rule 158, provided that (i) such delivery requirements to Holdings’ security holders shall be deemed satisfied by Holdings’ compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such delivery requirements to the Underwriters shall be deemed met by Holdings if the related reports are available on the Commission’s Electronic Data Gather, Analysis and Retrieval System (“EDGAR”);

(j)                 to furnish to you copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto);

(k)               to comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(l)                 beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Goldman Sachs & Co. LLC, not to (i) issue, offer, sell, contract or agree to issue or sell, hypothecate, pledge, grant any option to subscribe for or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and issue of any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing (except that Holdings and/or NCL Corporation Ltd., as the case may be, may (A) file a shelf registration statement on Form S-3, (B) amend the Registration Statement to provide for the issuance of debt securities and (C) file a new registration statement on Form S-3 relating to the issuance of debt securities), (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iv) publicly announce an intention to affect any transaction specified in clause (i), (ii) or (iii), except that the foregoing shall not apply to (A) the offer and issue of securities as contemplated by this Agreement and the Transactions, (B) issuances of Ordinary Shares upon the exercise, settlement or vesting of options, warrants or the issuance of Ordinary Shares subject to RSUs (including, in each case, by way of “net” or “cashless” exercise) disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (C) the issuance of employee and director share options exercisable pursuant to option plans, or grants of RSUs under existing or contemplated equity or employee share purchase/subscription plans or incentive plans, described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (D) the issuance of Ordinary Shares, restricted shares, restricted share units, options or warrants pursuant to any non-employee director share plan, dividend reinvestment plan or other employee benefit plan as disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, (E) the filing of any Registration Statement on Form S-8 under the Act with respect to arrangements disclosed in the Prospectus, the registration of Ordinary Shares thereunder and the issuance of Ordinary Shares in connection therewith (including, for the avoidance of doubt, the issuance of Ordinary Shares subject to RSUs), (F) the issuance of any Ordinary Shares to owners of businesses which Holdings may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses, or in connection with joint ventures between Holdings or any of the Subsidiaries on the one hand, and another company, or to management employees of such businesses in connection with such acquisitions or joint ventures, subject to a cap of 7.5% of the outstanding shares that may be issued in the aggregate pursuant to this subsection (F) and any exception in any other agreement entered into in connection with the Transactions and (G) the transfer of Ordinary Shares to the Excess Share Trust (as defined in the Company’s bye-laws) pursuant to bye-law 12.1 of the Company’s bye-laws; provided, that in the case of subsection (F), each recipient who receives any such Ordinary Shares executes, and delivers to the Underwriters, a lock-up agreement in the form set forth as Exhibit A hereto (a “Lock-Up Agreement”) for the remaining balance of the Lock-Up Period (including any extension thereof as provided therein);

(m)             prior to such Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to Holdings or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of Holdings or any Subsidiary, or the offering of the Shares, without your prior consent which shall not be unreasonably withheld;

(n)               not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or issue any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or issue of the Shares, in each case other than the Prospectus;

(o)               not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of Holdings to facilitate the sale or resale of the Shares;

(p)               to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of Holdings, a registrar for the Ordinary Shares; and

(q)               Holdings will use the proceeds from the issue of the Shares in the manner described in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus under the caption “Use of Proceeds.”

5.             Covenant to Pay Costs. Holdings agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus, any Written Testing-the-Waters Communication and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares including, any ordinary share or stamp or other issuance or transfer taxes or duties or other similar fees or charges imposed by any governmental authority payable on the issue or delivery of the Shares to the Underwriters, save for any such taxes, duties, fees or charges which arise or are increased as a result of any document effecting the registration, issue or delivery of the Shares either being signed or executed in the United Kingdom or being brought into the United Kingdom, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements, any Powers of Attorney and Custody Agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and issue under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NYSE and any registration thereof under the Exchange Act, and any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, subject to a cap of $15,000, (v) the fees and disbursements of any transfer agent or registrar for the Shares, and (vi) the performance of Holdings’ other obligations hereunder, provided that, except as otherwise explicitly provided in this Agreement, the Underwriters shall pay the costs and expenses incurred by them in connection with the offering of the Shares contemplated hereby, including the fees and expenses of its legal counsel.

6.            Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason (other than the default by the Underwriters in its obligations hereunder or the occurrence of any event specified in Section 8(2)(A), 8(2)(C), 8(2)(D) or 8(2)(E)), Holdings shall, in addition to paying the amounts described in Section 5 hereof, reimburse the Representative on behalf of the Underwriters on demand for all reasonable expenses (including reasonable fees and disbursements of Davis Polk and Wardwell LLP) that shall have been incurred by them in connection with the proposed purchase and issue of the Shares; provided, however, that the amount of such reimbursement shall not exceed $500,000.

7.            Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of Holdings on the date hereof and each Time of Delivery, the performance by Holdings of its obligations hereunder (except as would have a de minimis effect) and to the following additional conditions precedent:

(a)               Holdings shall furnish to you at such Time of Delivery (i) an opinion letter and a negative assurance letter of Kirkland & Ellis LLP, counsel for Holdings, in form reasonably acceptable to the Initial Purchasers and (ii) an opinion of Walkers (Bermuda) Limited, Bermuda counsel for Holdings, in form reasonably acceptable to the Initial Purchasers, in each case, addressed to the Underwriters, and dated such Time of Delivery, with executed copies for Underwriters.

(b)               [Reserved.]

(c)               You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement and such Time of Delivery and addressed to the Underwriters in the forms reasonably satisfactory to the Underwriters, which letters shall cover, without limitation, the various financial disclosures contained or incorporated by reference in in the Registration Statement, the Disclosure Package and the Prospectus.

(d)               [Reserved.]

(e)               You shall have received at such Time of Delivery the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters.

(f)                You shall have received at such Time of Delivery the favorable opinion of Appleby (Bermuda) Limited, Bermuda counsel for the Underwriter, dated such Time of Delivery, form and substance reasonably satisfactory to the Underwriter.

(g)               The Registration Statement shall have been filed and shall have become effective under the Act. The Prospectus shall have been filed with the Commission in accordance with the rules and regulations under the Act.

(h)               Prior to and at such Time of Delivery, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

(i)                 Holdings will, at such Time of Delivery, deliver to you a certificate of its President and Chief Executive Officer and its Executive Vice President and Chief Financial Officer, dated such Time of Delivery in the form attached as Exhibit B hereto.

(j)                 Holdings will, on the date hereof and at such Time of Delivery, deliver to you a certificate of its Chief Financial Officer, dated the date hereof and such Time of Delivery, respectively, in the form attached as Exhibit C hereto.

(k)               The Lock-Up Agreements between the Representative and certain officers and directors of Holdings relating to restrictions on sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on such Time of Delivery.

(l)                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(m)             At such Time of Delivery, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

8.             Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Underwriters, if (1) since the time of execution of this Agreement there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of Holdings and the Subsidiaries taken as a whole, except as disclosed in Registration Statement, the Disclosure Package and the Prospectus, the effect of which change or development is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (B) a suspension or material limitation in trading in Holdings’ securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Disclosure Package and the Prospectus or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by Holdings or any Subsidiary by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act (other than any downgrading in the rating of the Company’s 3.625% senior notes due 2024 or any notice given of any intended or potential downgrading in such rating or of a possible change in any such rating that does not indicate the direction of the possible change).

If the Underwriters elect to terminate this Agreement as provided in this Section 8, Holdings shall be notified promptly in writing.

If the issue to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such issue is not carried out because Holdings, as the case may be, shall be unable to comply with any of the terms of this Agreement, Holdings shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5, 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to Holdings under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.             Default by an Underwriter.

(a)               If any Underwriter shall default in its obligation to subscribe for the Shares which it has agreed to subscribe for hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to subscribe for such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the subscription for of such Shares, then Holdings shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to subscribe for such Shares on such terms. In the event that, within the respective prescribed periods, you notify Holdings that you have so arranged for the subscription for such Shares, or Holdings notifies you that it has so arranged for the subscription for such Shares, you or Holdings shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and Holdings agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)               If, after giving effect to any arrangements for the subscription for the Shares of a defaulting Underwriter or Underwriters by you and Holdings as provided in subsection (a) above, the aggregate number of such Shares which remain unsubscribed for does not exceed one eleventh of the aggregate number of all the Shares to be subscription for at such Time of Delivery, then Holdings shall have the right to require each non-defaulting Underwriter to subscribe for the number of Shares which such Underwriter agreed to subscribe for hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to subscribe for its pro rata share (based on the number of Shares which such Underwriter agreed to subscribe for hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)               If, after giving effect to any arrangements for the subscription for the Shares of a defaulting Underwriter or Underwriters by you and Holdings as provided in subsection (a) above, the aggregate number of such Shares which remain unsubscribed for exceeds one eleventh of the aggregate number of all the Shares to be subscribed for at such Time of Delivery, or if Holdings shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to subscribe for Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to subscribe for and of Holdings to issue the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or Holdings, except for the expenses to be borne by Holdings and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.            Indemnity and Contribution.

(a)               Holdings agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information (as defined below) or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Covered Free Writing Prospectus, in any Testing-the-Waters Communication, in any “issuer information” (as defined in Rule 433 under the Act) of Holdings or in any Prospectus together with any combination of one or more of the Covered Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, or any Testing-the-Waters Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)               Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless Holdings, its directors and officers, and any person who controls Holdings within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, Holdings or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by such Underwriter to Holdings expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by Holdings), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by such Underwriter to Holdings expressly for use in, a Prospectus or a Permitted Free Writing Prospectus or any Testing-the-Waters Communication, or any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus or Testing-the-Waters Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)               If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against Holdings or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b) respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall be entitled to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise unless and to the extent the indemnifying party did not otherwise learn of such Proceeding and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses as determined by a final non-appealable judicial determination. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)               If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) or (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by Holdings on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Holdings and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of Holdings on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by Holdings or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)               Holdings and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of Holdings contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of Holdings, its directors or officers or any person who controls Holdings within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of Shares. Holdings and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of Holdings, against any of its officers or directors in connection with the issuance of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

11.          Information Furnished by the Underwriters. The statements set forth in the third, seventh and eighth paragraphs (insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters), in each case under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters (the “Underwriter Information”), as such Underwriter Information is referred to in Sections 3 and 10 hereof.

12.         Notices. All communications hereunder will be in writing and effective only on receipt, and:

a.       if to the Underwriters, shall be sent by hand delivery, mail, overnight courier or facsimile transmission to:

Goldman Sachs & Co. LLC,
200 West Street,
New York, New York 10282
Attention: Registration Department

With a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: John Meade
Facsimile: (212) 701-5077

b.       if to Holdings, shall be sent by mail, telex, overnight courier or facsimile transmission to:

Norwegian Cruise Line Holdings Ltd.

7665 Corporate Center Drive

Miami, Florida 33126

Attention: Daniel Farkas

Facsimile: (305) 436-4117

With a copy to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Sophia Hudson
Facsimile: (212) 446-4900

Holdings shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

13.              Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.              Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and Holdings consents to the jurisdiction of such courts and personal service with respect thereto. Holdings hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and Holdings (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) each waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Holdings agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon Holdings and may be enforced in any other courts to the jurisdiction of which Holdings is or may be subject, by suit upon such judgment. Holdings irrevocably appoints its General Counsel with such individual’s address at Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126, as its agent to receive service of process or other legal summons for purposes of any Claim.

15.              Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and Holdings and to the extent provided in Section 10 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

16.              No Fiduciary Relationship. Holdings hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the subscription for and sale of Holdings’ securities. Holdings further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to Holdings, their respective management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the subscription for and sale of Holdings’ securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to Holdings, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and Holdings hereby confirms its understanding and agreement to that effect. Holdings and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to Holdings regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for Holdings’ securities, do not constitute advice or recommendations to Holdings. Holdings and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of Holdings and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of Holdings with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising Holdings on other matters). Holdings hereby waives and releases, to the fullest extent permitted by law, any claims that Holdings may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to Holdings in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17.              Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18.              Successors and Assigns. This Agreement shall be binding upon the Underwriters, Holdings and their successors and assigns and any successor or assign of any substantial portion of Holdings’ and any of the Underwriters’ respective businesses and/or assets.

19.              Waiver of Immunities. To the extent that Holdings or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, Holdings hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

20.              Foreign Taxes. All payments by Holdings to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which Holdings is organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of any Underwriter having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder and (ii) any income or franchise tax on the overall net income of an Underwriter imposed by the United States, by the State of New York or any other state thereof, or the District of Columbia, or any political subdivision or territory of the United States, of any state thereof, of the District of Columbia or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If Holdings is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

21.           Judgment Currency. Holdings agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order in favor of the Underwriters being given or made against Holdings for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of Holdings, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to Holdings an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22.           VAT.

(a)               All sums payable by Holdings pursuant to this Agreement are exclusive of any value added tax (“VAT”). Accordingly, if any payment by Holdings pursuant to this Agreement constitutes the consideration for a taxable supply for VAT purposes, then, in addition to that payment, Holdings shall pay an amount equal to any VAT chargeable on such supply subject, where applicable, to the receipt of a valid VAT invoice by Holdings.

(b)               Where under the terms of this Agreement Holdings is liable to pay, indemnify or reimburse an Underwriter in respect of any costs, charges or expenses, the payment shall include an amount equal to any VAT thereon not recoverable by the Underwriter or any group of which the Underwriter is a member for VAT purposes.

23.           Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)               As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(a)               “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24.          Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies its clients, including Holdings, which information may include the name and address of its clients, as well as other information that will allow the Underwriters to properly identify their clients.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among Holdings and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among Holdings and the several Underwriters.

Very truly yours,

Norwegian Cruise Line Holdings Ltd.

By:	/s/ Frank J. Del Rio
Name: Frank J. Del Rio
Title: President and Chief Executive Officer

Accepted and agreed to as of the date first above written GOLDMAN SACHS & CO. LLC
By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Managing Director

Acting for itself and as Representative of the other several Underwriters named in Schedule A to the foregoing Agreement

SCHEDULE A

Underwriter	Amount of Firm Shares to be Subscribed for	Amount of Option Shares to be Subscribed for if Maximum Option Exercised
Goldman Sachs & Co. LLC	19,168,064	2,875,209
Barclays Capital Inc.	2,909,091	436,364
Citigroup Global Markets Inc.	2,909,091	436,364
J.P. Morgan Securities LLC	2,909,091	436,364
Mizuho Securities USA LLC	2,909,091	436,364
Credit Agricole Securities (USA) Inc.	1,272,728	190,909
UBS Securities LLC	1,272,728	190,909
Citizens Capital Markets, Inc.	1,272,728	190,909
MUFG Securities Americas Inc.	1,272,728	190,909
BNP Paribas Securities Corp.	92,060	13,809
Fifth Third Securities, Inc.	92,060	13,809
HSBC Securities (USA) Inc.	92,060	13,809
SG Americas Securities, LLC	92,060	13,809
Skandinaviska Enskilda Banken AB (publ)	92,060	13,809
Tigress Financial Partners LLC	7,996	1,199

Total	36,363,636	5,454,545

SCHEDULE B

Permitted Free Writing Prospectuses

Term sheet containing the terms of the Shares, substantially in the form of Annex B

Pricing Information Provided Orally by the Underwriters

None

ANNEX B

Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated May 5, 2020
Relating to Preliminary Prospectus Supplement dated May 5, 2020
Registration No. 333-237999

Norwegian Cruise Line Holdings Ltd.

36,363,636 ORDINARY SHARES

PRICING TERM SHEET

This pricing term sheet of Norwegian Cruise Line Holdings Ltd. relates only to the offering of its ordinary shares described in, and should be read together with, the preliminary prospectus supplement, dated May 5, 2020 (the “Preliminary Prospectus Supplement”), which supplements the prospectus included in Norwegian Cruise Line Holdings Ltd.’s Registration Statement on Form S-3 (File No. 333-237999), as filed with the U.S. Securities and Exchange Commission (the “SEC”), before deciding to invest in the ordinary shares offered thereby. Terms used and not defined herein have the meanings assigned in the Preliminary Prospectus Supplement.

Issuer:	Norwegian Cruise Line Holdings Ltd., a Bermuda company
Ticker / Exchange for Ordinary Shares:	NCLH / New York Stock Exchange (NYSE)
Number of Shares Offered:	36,363,636 ordinary shares
Underwriters’ Option:	The Issuer has granted the underwriters a 30-day option to acquire up to 5,454,545 additional ordinary shares at the public offering price, less underwriting discounts and commissions
Pricing Date:	May 5, 2020
Trade Date:	May 6, 2020
Settlement Date:	May 8, 2020
NYSE Last Reported Sale Price of Issuer’s Ordinary Shares on Pricing Date:	$11.18 per ordinary share
Public Offering Price:	$11.00 per ordinary share
Net Proceeds to Issuer After Underwriters’ Discounts and Before Offering Expenses:	$385,999,996 ($443,899,991 if the underwriters exercise their option to acquire additional shares in full)
Joint Book-Running Managers:	Goldman Sachs & Co. LLC Barclays Capital Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC Credit Agricole Securities (USA) Inc. UBS Securities LLC

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Co-Managers:

Citizens Capital Markets, Inc.

MUFG Securities Americas Inc.

BNP Paribas Securities Corp.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

Skandinaviska Enskilda Banken AB (publ)

Tigress Financial Partners LLC

Concurrent Offerings:

Concurrent with this offering of ordinary shares, (i) NCL Corporation Ltd. (“NCLC”), a subsidiary of the Issuer, is conducting a private offering (the “Exchangeable Notes Offering”) of $750.0 million aggregate principal amount of unsecured exchangeable notes due 2024 (or up to $862.5 million aggregate principal amount of unsecured exchangeable notes due 2024 if the initial purchasers in such offering exercise in full their option to purchase additional exchangeable notes) (the “Exchangeable Notes”) and (ii) NCLC is conducting a private offering (the “Secured Notes Offering” and, together with the Exchangeable Notes Offering, the “Concurrent Offerings”) of $675.0 million aggregate principal amount of 12.25% senior secured notes due 2024 (the “Senior Secured Notes”).

The Exchangeable Notes Offering is only being made pursuant to a separate confidential offering memorandum, and the Secured Notes Offering is only being made pursuant to a separate confidential offering memorandum. Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the Exchangeable Notes or the Senior Secured Notes. Completion of this offering of ordinary shares, the Exchangeable Notes Offering and the Secured Notes Offering is not conditioned upon the completion of any of the other offerings or vice versa.

In addition, NCLC agreed to enter into an investment agreement with an affiliate of L Catterton, pursuant to which it agreed to sell and issue to L Catterton up to $400 million in aggregate principal amount of exchangeable senior notes due 2026 (the “Private Exchangeable Notes”). The Private Exchangeable Notes transaction (together with this offering of ordinary shares and the Concurrent Offerings, the “Transactions”) is expected to close upon the satisfaction of certain customary closing conditions, including a condition that NCLC raise at least $1.0 billion in gross proceeds in the aggregate from this offering of ordinary shares and the Concurrent Offerings. L Catterton will have certain registration rights in respect of the ordinary shares underlying the Private Exchangeable Notes and be subject to certain customary transfer, voting and standstill restrictions, including a one-year transfer restriction.

Other:	Though we do not expect our corporate credit ratings to change before or on closing of the Transactions, we expect the credit ratings assigned to NCLC’s unsecured debt securities by S&P to be downgraded from BB- to B+ on or around the closing of the Transactions.

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Changes to Preliminary Prospectus Supplement

1.       The Issuer has increased the amount of this offering from $350,000,000 to $399,999,996.

2.       NCLC has increased the aggregate principal amount of the Exchangeable Notes offered from $650,000,000 to $750,000,000.

3.       NCLC has increased the aggregate principal amount of the Senior Secured Notes offered from $600,000,000 to $675,000,000.

***

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU A PROSPECTUS IF YOU REQUEST IT BY CALLING ONE OF THE NUMBERS LISTED BELOW:

GOLDMAN SACHS & CO. LLC	BARCLAYS CAPITAL INC.	CITIGROUP GLOBAL MARKETS INC.	J.P. MORGAN SECURITIES LLC	MIZUHO SECURITIES USA LLC
1-866-471-2526 (TOLL-FREE)	1-888-603-5847 (TOLL-FREE)	1-800-831-9146 (TOLL-FREE)	1-212-834-4533 (COLLECT)	1-866-271-7403 (TOLL-FREE)

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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EXHIBIT A

Form of Lock-Up Agreement

May [●], 2020

Goldman Sachs & Co. LLC

as Representative of the several

Initial Purchasers to be named in the

within mentioned Purchase Agreement

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Underwriting Agreement (the “Underwriting Agreement”) dated May 5, 2020, between Norwegian Cruise Line Holdings Ltd., a Bermuda company (the “Company”), and you, providing for the offering of an aggregate of $350,000,000 ordinary shares, par value $0.001 per share (the “Ordinary Shares”) (the “Firm Shares”), and, at the election of the several underwriters named in Schedule A to the Underwriting Agreement, the subscription for up to $52,500,000 of additional Ordinary Shares (the “Option Shares”) for the sole purpose of covering sales of Ordinary Shares in excess of the number of Firm Shares.

The undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 60 days after the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Goldman Sachs & Co. LLC (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Ordinary Shares, any other securities of the Company that are substantially similar to Ordinary Shares, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase or subscribe for, the foregoing (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities (i) in connection with the disposition of any Lock-Up Securities acquired, after the date hereof, by the undersigned in open market transactions, provided that no filing or public disclosure, reporting any sale, transfer or other disposition of Lock-Up Securities or any reduction in beneficial ownership of, shall be required under the Exchange Act, or shall be voluntarily made, during the Lock-Up Period in connection with any disposition pursuant to this clause (i), (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) with the prior written consent of Goldman Sachs & Co. LLC, (v) by will, intestate succession or otherwise by operation of law, provided that the beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted hereunder, provided that such nominee or custodian agrees to be bound in writing by the restrictions set forth herein, (vii) in connection with the forfeiture to the Company of Ordinary Shares to cover tax withholding obligations upon the vesting of options and other equity based compensation granted to the undersigned pursuant to any employee equity plan existing upon or prior to the date hereof or as of the date of the Purchase Agreement, (viii) as a transfer to the Company in connection with the exercise of equity awards, in order to pay the exercise price thereof or the full or partial tax withholding obligations in connection therewith, (ix) to the Company, pursuant to any right or obligation of the Company to repurchase shares from the undersigned including, but not limited to, transfers of Ordinary Shares to the Excess Share Trust (as defined in the Company’s bye-laws) pursuant to bye-law 12.1 of the Company’s bye-laws or (x) if the undersigned is a corporation, partnership, limited liability company or similar entity, to the undersigned’s direct or indirect affiliates (as defined in Rule 12b-2 of the Exchange Act), including, without limitation its direct and indirect shareholders, members and partners and its direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned; provided that (1) such affiliate, partner, former partner, member, former member, subsidiary, investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned agrees to be bound in writing by the restrictions set forth herein, (2) such transfers are not required to be reported in any public report or filing with the Commission, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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In addition, the undersigned hereby waives, for the duration of the Lock-Up Period, any and all rights the undersigned may have to (x) require the filing of a registration statement with respect to the registration of the Ordinary Shares or (y) make any demand for, or exercise any right with respect to, any securities convertible into or exercisable or exchangeable for Ordinary Shares, or warrants or other rights to purchase or subscribe for Ordinary Shares or any such securities.

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to any transactions effected pursuant to a trading plan entered into by the undersigned that complies with Rule 10b5-1 under the Exchange Act for the sale or other disposition of Ordinary Shares, provided that such plan does not permit the transfer of any Ordinary Shares during the Lock-Up Period and entry into such plan does not require, under the Securities Act of 1933, as amended, or the Exchange Act, any filing (including, without limitation, any Form 144) to be made, and no such filing or other public disclosure of such plan is made, during the Lock-Up Period.

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The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares.

The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline a transfer of or to note stop transfer restrictions on the share register and other records relating to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder (to the extent any such transfer is in contravention of this Lock-Up Agreement); and, with respect to Ordinary Shares or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the share register and other records relating to such shares or other securities (to the extent any such transfer is in contravention of this Lock-Up Agreement).

Yours very truly,

Name:

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EXHIBIT B

OFFICERS’ CERTIFICATE

Each of the undersigned, Frank J. Del Rio, President and Chief Executive Officer of Norwegian Cruise Line Holdings Ltd., a Bermuda company (“Holdings”), and Mark A. Kempa, Executive Vice President and Chief Financial Officer of Holdings, on behalf of Holdings, does hereby certify pursuant to Section 7(i) of that certain Underwriting Agreement, dated May 5, 2020 (the “Underwriting Agreement”), among Holdings and the several Underwriters named in Schedule A thereto, that as of May [●], 2020:

1.                  He has reviewed the Registration Statement, each Preliminary Prospectus, each Permitted Free Writing Prospectus and the Prospectus.

2.                  The representations and warranties of Holdings as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.                  Holdings has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof (except as would have a de minimis effect).

4.                  The conditions set forth in paragraph (h) of Section 7 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

In Witness Whereof, the undersigned have hereunto set their hands on this [●] day of May, 2020.

Name: Frank J. Del Rio
Title: President and Chief Executive Officer

Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer

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EXHIBIT C

CHIEF FINANCIAL OFFICER’S CERTIFICATE

Reference is hereby made to the Underwriting Agreement, dated May 5, 2020 (the “Underwriting Agreement”) between Norwegian Cruise Line Holdings Ltd. (the “Company”) and Goldman Sachs & Co. LLC, as representative of the several underwriters named on Schedule A thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Mark A. Kempa, in my capacity as Executive Vice President and Chief Financial Officer of the Company, do hereby certify pursuant to Section 7(j) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.	The items marked with an “A” on the pages of the Prospectus attached as Exhibit A hereto (a) are prepared on a basis substantially consistent with the latest audited financial statements of the Company included or incorporated by reference in the Prospectus, (b) are derived from the accounting books and records of the Company, (c) fairly present, in all material respects, the financial performance or position of the Company as of and for the three month period (as applicable) ended March 31, 2020 or March 31, 2019 (as applicable), and (d) are prepared in conformity with generally accepted accounting principles (“GAAP”), where applicable. In addition, nothing has come to my attention that would cause me to believe that the actual financial results of the Company as of and for the three period ended March 31, 2020, once finalized, will differ in any material respect from such information.

2.	The items marked with a “B” on the pages of the Prospectus attached as Exhibit B fairly present, in all material respects, the financial performance or position of the Company as of and for the three month period (as applicable) ended March 31, 2020. In addition, nothing has come to my attention that would cause me to believe that the actual financial results of the Company as of and for the three period ended March 31, 2020, once finalized, will differ in any material respect from such information.

3.	The items marked with a “C” on the pages of the Prospectus attached as Exhibit C hereto (a) fairly present, in all material respects, the Company’s calculation of the aforementioned information for the periods presented, (b) have been prepared by the Company in good faith and are based upon the best information available to the Company and (c) are calculated substantially in accordance with the description thereof contained in the Prospectus.

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4.	The items marked with a “D” on the pages of the Prospectus attached as Exhibit D (a) are derived from the accounting books and records of the Company, (b) fairly present, in all material respects, the Company’s calculation of the aforementioned information for the period presented and (c) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented, in all material respects and (d) are calculated substantially in accordance with the description thereof contained in footnotes [•], as applicable, on pages [•] and [•] of the Prospectus. I note that [•] are non-GAAP financial measures and therefore are not prepared in accordance with GAAP.

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IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

Name: Mark A. Kempa
Title: Executive Vice President and Chief Financial Officer

Annex A

Subsidiaries

Name of Subsidiary	Jurisdiction of Organization
NCL Corporation Ltd.	Bermuda
Norwegian Cruise Co. Inc.	Delaware
Norwegian Compass Ltd.	United Kingdom
Prestige Cruises International S. de R.L.	Panama
Arrasas Limited	Isle of Man
Norwegian Sextant Ltd.	United Kingdom
NCL Australia Pty Ltd.	Australia
NCL International, Ltd.	Bermuda
Pride of Hawaii, LLC	Delaware
Future Investments, Ltd.	Bermuda
Belize Investments Limited	St. Lucia
Krystalsea Limited	British Virgin Islands
NCL (Bahamas) Ltd.	Bermuda
Breakaway One, Ltd.	Bermuda
Breakaway Two, Ltd.	Bermuda
Breakaway Three, Ltd.	Bermuda
Breakaway Four, Ltd.	Bermuda
Norwegian Epic, Ltd.	Bermuda
Norwegian Dawn Limited	Isle of Man
Norwegian Gem, Ltd.	Bermuda
Norwegian Jewel Limited	Isle of Man
Norwegian Pearl, Ltd.	Bermuda
Norwegian Spirit, Ltd.	Bermuda
Norwegian Star Limited	Isle of Man
Norwegian Sun Limited	Bermuda
Norwegian Sky, Ltd.	Bermuda
Sixthman Ltd.	Bermuda
Seahawk One, Ltd.	Bermuda
Seahawk Two, Ltd.	Bermuda
NCL America Holdings, LLC	Delaware
NCL America LLC	Delaware
Pride of America Ship Holding, LLC	Delaware
Cruise Quality Travel Spain SL	Spain
Norwegian Cruise Line Agencia de Viagens Ltda	Brazil
Belize Island Holdings Ltd.	Belize
Prestige Cruise Holdings, S. de R.L.	Panama
Oceania Vessel Finance, Ltd.	Cayman Islands
Oceania Cruises S. de R.L.	Panama
Classic Cruises, LLC	Delaware
Classic Cruises II, LLC	Delaware
Seven Seas Cruises S. DE R.L.	Panama
SSC Finance Corp	Delaware
Mariner, LLC	Marshall Islands
Explorer New Build, LLC	Delaware

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Name of Subsidiary	Jurisdiction of Organization
Explorer II New Build, LLC	Delaware
Explorer III New Build, LLC	Delaware
Voyager Vessel Company, LLC	Delaware
Norwegian Cruise Line Group UK Limited (formerly Prestige Cruise Services (Europe) Limited)	United Kingdom
Navigator Vessel Company, LLC	Delaware
Marina New Build, LLC	Marshall Islands
Insignia Vessel Acquisition, LLC	Delaware
Nautica Acquisition, LLC	Delaware
Regatta Acquisition, LLC	Delaware
Riviera New Build, LLC	Marshall Islands
Sirena Acquisition	Cayman Islands
Prestige Cruise Services, LLC	Delaware
OCI Finance Corp	Delaware
Prestige Cruises Air Services, Inc.	Florida
NCL Singapore Pte. Ltd.	Singapore
NCL Japan KK	Japan
Norwegian Cruise Line India Private Limited	India
O Class Plus One, LLC	Delaware
O Class Plus Two, LLC	Delaware
Leonardo One, Ltd.	Bermuda
Leonardo Two, Ltd.	Bermuda
Leonardo Three, Ltd.	Bermuda
Leonardo Four, Ltd.	Bermuda
Leonardo Five, Ltd.	Bermuda
Leonardo Six, Ltd.	Bermuda
Eurosoft Corporation Limited	United Kingdom
Eurosoft Cruise Line (Shanghai) Co., Ltd.	China
Bermuda Tenders, Ltd.	Bermuda
Norwegian USCRA, Ltd.	Bermuda
NCL Emerald Corporation, Limited	Ireland
NCL Hong Kong Limited	Hong Kong
NCL HK Holding, Ltd.	Bermuda
NCLC Investments Canada, Ltd.	BC, Canada
Great Stirrup Cay Limited	Bahamas
NCL US IP Co 1, LLC	Delaware
NCL US IP Co 2, LLC	Delaware
NCL UK IP Co Ltd	England and Wales

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